UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2009

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2009, Grubb & Ellis Healthcare REIT, Inc. (the "Company") provided notice to Grubb & Ellis Securities, Inc. ("GES") pursuant to Section 11.1 of the dealer manager agreement entered into as of September 20, 2006 and as amended November 16, 2006, by and between the Company and GES (the "GES Dealer Manager Agreement") that the Company will proceed with a dealer manager transition pursuant to which GES would cease to serve as dealer manager for the Company’s initial public offering (the "IPO") at the end of the day on August 28, 2009. Commencing August 29, 2009, Realty Capital Securities, LLC ("RCS") will assume the role of dealer manager for the remainder of the offering period, subject to receipt of all required regulatory approvals. Pursuant to the terms of the GES Dealer Manager Agreement, GES has agreed to use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the IPO to RCS.

The transition to Realty Capital Securities as dealer manager is related to the Company’s transition to self-management. The Company intends to change its name to Healthcare Trust of America, Inc. at approximately the same time as the dealer manager transition.

Also on May 21, 2009, the Company and RCS entered into a dealer manager agreement (the "RCS Dealer Manager Agreement"). Under the RCS Dealer Manager Agreement, RCS will commence serving as dealer manager for the IPO for the remainder of the offering period, effective on the later of (1) the day immediately after the date of the termination of the GES Dealer Manager Agreement and (2) receipt of a letter from the Financial Industry Regulatory Authority ("FINRA") stating that it has no objections to the proposed underwriting and other terms and arrangements of the offering.

The RCS Dealer Manager Agreement is substantially the same as the GES Dealer Manager Agreement. Pursuant to the RCS Dealer Manager Agreement, RCS, a registered broker-dealer, will use its best efforts to sell the shares of the Company’s common stock remaining in the IPO as of August 29, 2009. However, RCS has no firm commitment or obligation to purchase any of the shares. RCS will enter into agreements with broker-dealers who are members of FINRA (the "Participating Broker-Dealers"), to sell the Company’s shares. RCS will endeavor to enter into agreements with all of the broker-dealer currently participating in the IPO so that they may continue to sell the Company’s shares during the remainder of the offering period.

Except in certain circumstances described in the Company’s Registration Statement on Form S-11 (File No. 333-133652), RCS will receive selling commissions of 7.0% of the gross offering proceeds from sales of shares of the Company’s common stock in the primary offering by Participating Broker-Dealers on or after August 29, 2009, subject to reductions based on volume and special sales. RCS will also receive 2.5% of the gross offering proceeds in the form of a marketing support fee for shares sold in the primary offering by Participating Broker-Dealers on or after August 29, 2009. In addition, the Company may reimburse RCS an additional 0.5% of gross offering proceeds from the primary offering for RCS’ bona fide due diligence expenses and for those of the Participating Broker-Dealers. No selling commission, marketing support fee or due diligence expense reimbursement will be paid for shares sold pursuant to the Company’s distribution reinvestment plan.

RCS may reallow to Participating Broker-Dealers the selling commission of 7.0% and a portion of the marketing support fee of up to 1.5% of the gross sales of the Participating Broker-Dealers in the primary offering. In addition, RCS may reallow its due diligence expense reimbursement to Participating Broker-Dealers incurring such costs.

The Company has agreed to indemnify RCS and the Participating Broker-Dealers against liabilities, including liabilities under the Securities Act of 1933, that arise out of breaches by the Company of the RCS Dealer Manager Agreement or material misstatements and omissions contained in the prospectus for the IPO, other sales material used in connection with the IPO or filings made by the Company to qualify the IPO with individual states.

The Company and RCS have also entered into a dealer manager agreement pursuant to which RCS will serve as dealer manager with respect to the Company’s proposed follow-on offering pursuant to a registration statement on Form S-11 (File No. 333-158418) originally filed with the Securities and Exchange Commission on April 6, 2009. The registration statement for the proposed follow-on offering is not effective and no sales have been made in the proposed follow-on offering.

This description of the material terms of the RCS Dealer Manager Agreement is qualified in its entirety by the terms of the RCS Dealer Manager Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in the first paragraph of Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Dealer Manager Agreement, dated as of May 21, 2009, by and between Realty Capital Securities, LLC and Grubb & Ellis Healthcare REIT, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

May 27, 2009	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President

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Exhibit Index

Exhibit No.	Description

1.1	Dealer Manager Agreement, dated as of May 21, 2009, by and between Realty Capital Securities, LLC and Grubb & Ellis Healthcare REIT, Inc.